Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	100	85-0558704
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James E. Kras

Chief Executive Officer

283 County Road 519

Belvidere, NJ 07823

(908) 750-3953

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander R. McClean, Esq. Margaret K. Rhoda, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Tel: (585) 232-6500 Fax: (585) 232-2152	Mitchell Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-268800

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Edible Garden AG Incorporated (the “Company”) is filing this registration statement with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-268800) initially filed by the Company with the SEC on December 15, 2022 and declared effective by the SEC on February 2, 2023 (“the Prior Registration Statement”), including the exhibits thereto, are incorporated herein by reference.

The Company is filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $4,017,525. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit No.	Description
5.1*	Opinion of Harter Secrest & Emery LLP
23.1*	Consent of Marcum LLP
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
24.1

Power of Attorney (included in the signature page of the Company’s Registration Statement on this Form S-1) (incorporated by reference to the Company’s Registration Statement on Form S-1 filed on December 15, 2022)

107*	Filing Fee Table

____________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Belvidere, State of New Jersey, on February 2, 2023.

EDIBLE GARDEN AG INCORPORATED

By:	/s/ James E. Kras
Name:	James E. Kras
Title:	Chief Executive Officer and President
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Kras	Chief Executive Officer, President and Director	February 2, 2023
James E. Kras	(principal executive officer)

*	Chief Financial Officer, Treasurer, Secretary and Director	February 2, 2023
Michael James	(principal financial and accounting officer)

*	Director	February 2, 2023
Mathew McConnell

*	Director	February 2, 2023
Deborah Pawlowski

*	Director	February 2, 2023
Ryan Rogers

* By:	/s/ James E. Kras
James E. Kras, as attorney-in-fact

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